INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 31 to the Registration Statement of The North Carolina Tax Free Bond Fund under the Securities Act of 1933, filed under Registration No. 811-5098 of our report dated September 29, 2000 incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to references to us under the captions "Financial Highlights" and "Other Services" in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, Ohio
December 27, 2000